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                                                                    Exhibit 99.1

[GRAPHIC OMITTED]

                                                     NEWS RELEASE
For Immediate Release


                        NCO GROUP TO ADDRESS INVESTORS AT
                   JMP SECURITIES CONFERENCE ON MARCH 10, 2004


HORSHAM, PA, March 5, 2004 - NCO Group, Inc. ("NCO") (Nasdaq: NCOG), a leading provider of accounts receivable management services, announced today that Steven
L. Winokur, Executive Vice President, Finance, Chief Financial Officer, and Paul
E. Weitzel, Jr., Executive Vice President, Corporate Development and International Operations, will address investors at the Third Annual JMP Securities Research Conference on Wednesday, March 10, 2004.

NCO Group, Inc. is the largest provider of accounts receivable collection services in the world. NCO provides services to clients in the financial services, healthcare, retail, commercial, utilities, education, telecommunications, and government sectors.

For further information:

At NCO Group, Inc.
Michael J. Barrist,
Chairman and CEO
Steven L. Winokur,
EVP, Finance and CFO
(215) 441-3000
www.ncogroup.com

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